                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]


Check the appropriate box:

[_] Preliminary Proxy Statement           [_] CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
[X] Definitive Proxy Statement                RULE 14C-5(D)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12



                              DRAVO CORPORATION
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                              DRAVO CORPORATION
    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

Notes:

[LOGO OF DRAVO]

                                                                  March 27, 1995

Dear Shareholder:

     You are cordially invited to attend the annual meeting of shareholders at 2:00 p.m. on Thursday afternoon, April 27, 1995, in the Monongahela Room on the seventeenth floor of the Westin William Penn Hotel located in downtown Pittsburgh.

     A Proxy Card or Voter Direction Card is enclosed with the notice of meeting and proxy statement. Whether or not you now plan to attend the annual meeting, we urge you to sign, date and mail the enclosed card and return it in the enclosed envelope at your earliest convenience. Regardless of the size of your holding, it is important that your shares be represented. If you attend the annual meeting, you may withdraw your proxy and vote in person.

     Admission to the meeting will be by Admission Card only. If you plan to attend, you may obtain an Admission Card by completing the Admission Card Request Form and returning it along with your Proxy Card or Voter Direction Card.

     We look forward with pleasure to seeing you on April 27th.

                                                        Sincerely,

                                                        /s/ Carl A. Gilbert

                                                        Carl A. Gilbert
                                                        President and Chief
                                                        Executive Officer

                               DRAVO CORPORATION

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 27, 1995

     The 1995 annual meeting of the shareholders of Dravo Corporation, a Pennsylvania corporation (the "Corporation"), will be held in the Monongahela Room on the seventeenth floor of the Westin William Penn Hotel, Pittsburgh, Pennsylvania, on Thursday, April 27, 1995 at 2:00 p.m., Eastern Daylight Savings Time, for the purpose of:

          1. Electing two Directors to the class of the Board of Directors whose term expires at the 1998 annual meeting of shareholders;

          2. Electing certified public accountants to examine the financial statements of the Corporation and its subsidiaries as of December 31, 1995, and to report upon the financial statements to the shareholders as of December 31, 1995;

          3. Considering and acting upon a shareholder proposal, as set forth in the accompanying Proxy Statement, if such proposalis presented at the meeting; and

          4. Transacting such other business as may properly be brought before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on March 8, 1995 as the record date for determining shareholders entitled to notice of and to vote at the annual meeting or any adjournment thereof.

     A copy of the Corporation's Annual Report for the year ended December 31, 1994 is being mailed herewith to each shareholder.

     PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD OR VOTER DIRECTION CARD IN THE POSTAGE-PAID AND ADDRESSED ENVELOPE PROVIDED.

                                              By Order of the Board of Directors

                                                                JAMES J. PUHALA,
                                                                       Secretary

3600 One Oliver Plaza
Pittsburgh, Pennsylvania 15222-2682
March 27, 1995

                                PROXY STATEMENT

     This proxy statement and the related letter to shareholders, notice of meeting and Proxy Card or Voter Direction Card are being mailed to the shareholders of Dravo Corporation, a Pennsylvania corporation (the "Corporation"), on or about March 27, 1995 in connection with the solicitation by the Board of Directors of the Corporation of proxies to be voted at the annual meeting of shareholders to be held at 2:00 p.m., Eastern Daylight Savings Time, on Thursday, April 27, 1995 in the Monongahela Room on the seventeenth floor of the Westin William Penn Hotel, Pittsburgh, Pennsylvania and any adjournments thereof (the "1995 Annual Meeting"). Proxies are revocable until exercised, but under Pennsylvania law such revocation is not effective until notice thereof has been given to the Secretary of the Corporation at its principal executive office, 3600 One Oliver Plaza, Pittsburgh, Pennsylvania 15222-2682 or at the 1995 Annual Meeting.

     The Board of Directors has fixed the close of business on March 8, 1995 as the record date (the "Record Date") for determining shareholders entitled to vote at the meeting.

     On the Record Date the Corporation had outstanding 14,869,834 shares of Common Stock, par value $1.00 per share (the "Common Stock"), 27,386 shares of $2.475 Cumulative Convertible Series B Preference Stock, par value $1.00 per share (the "Series B Preference Stock") and 200,000 shares of Series D Cumulative Convertible Exchangeable Preference Stock, par value $1.00 per share (the "Series D Preference Stock"). Each holder of record at the close of business on the Record Date of Common Stock, Series B Preference Stock and Series D Preference Stock is entitled to one vote for each share of any class held. The holders of Common Stock and of Series B and Series D Preference Stock vote as a single class on the election of Directors and of certified public accountants and on the shareholder proposal.

                             ELECTION OF DIRECTORS

     The Corporation has a staggered Board of Directors (the "Board"), so that the Directors are divided into classes whose members' terms expire in different years. The Board has three classes with terms expiring presently at the annual meetings of shareholders in 1995, 1996 and 1997. Pennsylvania law requires that each class of Directors to be elected at a meeting of shareholders be elected in a separate election.

     Directors will be elected at the 1995 Annual Meeting to serve until the annual meeting in the year their term expires and until their successors are duly elected and qualified. The following are the Board's nominees for the two positions in the class of the Board whose members' terms presently expire at the 1995 Annual Meeting, and after the election whose members' terms will expire at the 1998 annual meeting of shareholders (the "1998 Class of Directors"):

     NOMINEE          TERM     TERM EXPIRES
Carl A. Gilbert      3 years       1998
William G. Roth      3 years       1998

     Although it is expected that each of the nominees of the Board listed above will be available for election, if either of them is not a candidate at the time the election occurs, it is intended that proxies solicited by the Board will be voted for the election of a substitute nominee designated by the Board upon the recommendation of the Nominating Committee of the Board unless the number of Directors has been reduced, in which event such proxies will be voted for the reduced number of nominees.

     Mr. Roth has previously been elected Director by the shareholders. Mr. Gilbert was elected a Director on December 8, 1994, when the Board was increased from ten to eleven. Mr. Gilbert was subsequently designated as a member of the 1995 Class of Directors.

     Mr. Carl A. Torbert, Jr. resigned from the Board effective January 1, 1995, at which time the Board was reduced from eleven to ten. Mr. Willard L. Hurley resigned from the Board effective February 3, 1995 and the Board was subsequently reduced from ten to nine. Mr. E. Eugene Bishop has notified the Company that he will not stand for re-election to the Board and Messrs. Jack Edwards and Robert C. Wilburn have indicated that they will resign from the Board, effective April 27, 1995. As a result, following the election of

Directors at the 1995 Annual Meeting, the Board will consist of six members, divided into three classes, with two Directors in each of the classes of 1996, 1997 and 1998.

     Record holders of the Corporation's Common Stock, Series B Preference Stock and Series D Preference Stock have cumulative voting rights in the election of Directors. In the election to take place at the 1995 Annual Meeting for positions in the 1998 Class of Directors, each shareholder entitled to vote shall have the number of votes equal to the number of shares of Common Stock, Series B Preference Stock and Series D Preference Stock owned by the shareholder on the Record Date, multiplied by two (being the number of Directors to be elected to positions in the 1998 Class of Directors); the shareholder may allocate those votes in favor of any one or more candidates in such election as the shareholder determines. The two candidates receiving the highest number of votes will be elected.

     Under cumulative voting for Directors, unless otherwise indicated by the shareholder, a vote for the nominees of the Board will give the named proxyholders (the "Proxies") discretionary authority to cumulate all votes to which the shareholder is entitled and to allocate them after the total vote counts are available in favor of any one or more such nominees as the Proxies determine, with a view to maximizing the number of nominees of the Board who are elected. The effect of cumulation and voting in accordance with that discretionary authority may be to offset the effect of a shareholder's having withheld authority to vote for an individual nominee or nominees because the Proxies will be able to allocate votes of shareholders who have not withheld authority to vote in any manner they determine among such nominees. If a shareholder desires specifically to allocate votes among one or more nominees, the shareholder should so specify on the Proxy Card or Voter Direction Card.

     Nominations for Directors at the annual meeting, other than those made by or on behalf of the Board of Directors, must be submitted in writing and received by the Secretary of the Corporation at least 90 days prior to the anniversary date of the immediately preceding annual meeting, and must comply with certain other requirements as set forth in the By-laws of the Corporation, a copy of which may be obtained upon written request to the Secretary of the Corporation at 3600 One Oliver Plaza, Pittsburgh, Pennsylvania 15222-2682.

INFORMATION CONCERNING DIRECTORS AND NOMINEES FOR DIRECTOR

     There follows certain information, including business experience during the past five years, concerning the nominees for Director and Directors of the Corporation whose terms of office will extend beyond the 1995 Annual Meeting.

     Arthur E. Byrnes, Age 50, Director since December 9, 1993. Present term expires 1996. Chairman, Deltec Asset Management Corp. (independent investment counselors) since May, 1988. Director of Deltec International, S.A.(1) and Home Federal Financial Corporation.

     Carl A. Gilbert, Age 53, Director since December 8, 1994. Present term expires 1995. President and Chief Executive Officer of the Corporation since January 1, 1995 and President of Dravo Lime Company since February, 1983. President and Chief Operating Officer of the Corporation from March 31, 1994 to January 1, 1995. Prior thereto Senior Vice President of the Corporation.

     James C. Huntington, Jr., Age 66, Director since January 28, 1988. Present term expires 1996. Independent businessman since August, 1988. Senior Vice President of American Standard, Incorporated (manufacturers of air conditioning, building products and transportation equipment) from January, 1977 until retirement in August, 1988. Director of Cyprus AMAX Minerals Company and Alumax Inc.

     William E. Kassling, Age 51, Director since January 28, 1993. Present term expires 1997. Chairman, Chief Executive Officer and President of Westinghouse Air Brake Company (supplier of air brake systems and related products) since March 9, 1990. Prior thereto Vice President, Group Executive, Railway Products Group, American Standard, Incorporated. Director of Scientific Atlantic, Inc.

     William G. Roth, Age 56, Director since June 25, 1987. Present term expires 1995. Retired. Chairman of the Board of Directors of the Corporation from December, 1989 until retirement in May, 1994. Prior

---------
1.   See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS" at page 3.

thereto Chairman of the Board of Directors and Chief Executive Officer of the Corporation. Director of Amcast Industrial Corporation and Teknowledge Corp.

     Konrad M. Weis, Age 66, Director since October 22, 1981. Present term expires 1997. Retired. President, Chief Executive Officer and Director, Bayer USA Inc. (specialty chemicals, pharmaceuticals, imaging and graphic systems) from June, 1984 until retirement in July, 1991.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth information, as of January 20, 1995, as to beneficial ownership of shares of the outstanding Common Stock, Series B Preference Stock and Series D Preference Stock of the Corporation:

                                                                      AMOUNT AND NATURE
                                                                 OF BENEFICIAL OWNERSHIP (1)
    TITLE OF                     NAME AND ADDRESS                 AGGREGATE     PERCENT OF
      CLASS                    OF BENEFICIAL OWNER               SHARES HELD     CLASS (2)
Common Stock           Cowen & Company                            1,333,600(3)         9.0%
                       Financial Square
                       New York, NY 10005-3597

Common Stock           Deltec International, S.A.                   929,300(4)         6.3%
                       535 Madison Avenue
                       New York, NY 10022

Common Stock           Kingdon Capital                              817,400(5)         5.5%
                       Management Corporation
                       152 W. 57th Street
                       New York, NY 10019

Common Stock           Neuberger & Berman                         1,018,800(6)         6.8%
                       605 Third Street
                       New York, NY 10158-3698

Common Stock           Norwest Corporation                        1,556,899(7)        10.5%
                       Norwest Center
                       Sixth and Marquette
                       Minneapolis, MN 55479-1026

Common Stock           The Prudential Insurance                   1,606,900(8)         9.8%
                       Company of America, Inc.
                       Prudential Plaza
                       Newark, NJ 07102-3777

Series B               Floyd A. Mechling                             21,000           74.0%
Preference Stock       5 North Calibogue Cay
                       Hilton Head Island, SC 29928-2913

Series B               Nations Bank of South                          7,386           26.0%
Preference Stock       Carolina, N.A.
                       P.O. Box 16
                       Hilton Head Island, SC 29938
                       as Trustee U/A with D.L. Mechling
                       for the Benefit of Gladys H. Hale

                                                                      AMOUNT AND NATURE
                                                                 OF BENEFICIAL OWNERSHIP (1)
       TITLE OF                    NAME AND ADDRESS               AGGREGATE     PERCENT OF
        CLASS                    OF BENEFICIAL OWNER             SHARES HELD     CLASS (2)

Series D               The Prudential Insurance                     200,000(8)         100%
Preference Stock       Company of America, Inc.
                       Prudential Plaza
                       Newark, NJ 07102-3777

---------
1. For purposes of the foregoing table, a "beneficial owner" includes any person who directly or indirectly has or shares the power to vote or to direct the voting of shares of the Corporation's stock or who directly or indirectly has or shares the power to dispose of or to direct the disposition of such shares.

2. As of January 20, 1995 there were 14,866,618 shares of Common Stock, 28,386 shares of Series B Preference Stock and 200,000 shares of Series D Preference Stock of the Corporation outstanding.

3. Cowen & Company has filed with the Securities and Exchange Commission under the Securities Act of 1934 Schedule 13G which disclosed that as of December 31, 1994 Cowen & Company had sole voting and investment power with respect to 271,400 shares, shared voting power with respect to 654,500 shares, and shared investment power with respect to 1,062,200 shares of Common Stock of the Corporation.

4. On November 9, 1993 Deltec International S.A. filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934 Amendment No. 1 to Schedule 13D which disclosed that as of October 28, 1993 Deltec International S.A., through its subsidiaries, Deltec Asset Management, Deltec Banking and Deltec Trust, (the address of each of which is the same as Deltec International, S.A.), had sole voting and investment power with respect to 218,100 shares and shared voting and investment power with respect to 711,200 shares of Common Stock of the Corporation. Arthur E. Byrnes, a Director of the Corporation, is the Chairman of Deltec Asset Management.

5. On September 2, 1994 Kingdon Capital Management Corporation filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934 Schedule 13D which disclosed that as of August 23, 1994 Kingdon Capital Management Corporation had sole voting and investment power with respect to 817,400 shares of Common Stock of the Corporation.

6. Neuberger & Berman has filed with the Securities and Exchange Commission under the Securities Exchange Act of 1994 Amendment No. 1 to Schedule 13G which disclosed that as of December 31, 1994 Neuberger & Berman had sole voting power with respect to 111,211 shares and shared investment power with respect to 1,018,800 shares of Common Stock of the Corporation.

7. Norwest Corporation has filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934 Amendment No. 10 to Schedule 13G on behalf of itself and its directly and indirectly owned subsidiaries, Norwest Colorado, Inc., Norwest Bank Bldg, 1740 Broadway, Denver, Colorado 80274-8620, and Norwest Bank Colorado, National Association, 1700 Broadway, Denver, Colorado 80274-8677, which disclosed that as of December 31, 1994 Norwest Corporation, directly and indirectly through its subsidiaries, had sole voting power with respect to 1,451,399 shares, sole investment power with respect to 1,555,249 shares, shared voting power with respect to 9,500 shares, and shared investment power with respect to 250 shares of Common Stock of the Corporation.

8. The Prudential Insurance Company of America has filed with the Securities and Exchange Commission Amendment No. 7 to Schedule 13G which disclosed that the 200,000 shares of Series D Preference Stock owned by it are presently convertible into a total of 1,600,000 shares of Common Stock of the Corporation. Said Amendment No. 7 also disclosed that as of December 31, 1994 The Prudential Insurance Company of America had sole investment and voting power with respect to 6,900 additional shares of Common Stock. The total of the foregoing, 1,606,900 shares, would represent 9.8% of the Corporation's Common Stock.

OWNERSHIP BY MANAGEMENT OF EQUITY SECURITIES

     The following table sets forth information as of January 20, 1995 concerning the beneficial ownership, direct or indirect, of shares of Common Stock of the Corporation, including shares of Common Stock as to which a right to acquire beneficial ownership exists (for example, through the exercise of stock options, conversions of securities or various trust arrangements) within the meaning of Rule 13d-3(d)(1) of the Securities Exchange Act, of each nominee for Director, each Director whose term will extend beyond the 1995 Annual Meeting, each of the five most highly compensated executive officers of the Corporation named in the Summary Compensation Table on page 6 hereof ("Named Executives") and all Directors, nominees for Director and executive officers as a group. No shares of Series B Preference Stock or Series D Preference Stock are beneficially owned by any Director, nominee for Director or executive officer of the Corporation.

                                                                   NUMBER OF SHARES OF COMMON STOCK
                                                                BENEFICIALLY OWNED ON JANUARY 20, 1995
                                                       NUMBER OF                                    PERCENT OF
                                                        SHARES          STOCK                       OUTSTANDING
                                                      BENEFICIALLY   OPTIONS AND    AGGREGATE      COMMON STOCK
                                                         OWNED         SARS (1)       TOTAL          OWNED (2)
Arthur E. Byrnes                                          15,000             --         15,000           --
Carl A. Gilbert                                            1,163(3)      74,500         75,663           --
James C. Huntington, Jr.                                  10,000             --         10,000           --
William E. Kassling                                        3,000             --          3,000           --
Ernest F. Ladd, III                                        7,852(4)      110,000       117,852           --
John R. Major                                              1,641          38,400        40,041           --
H. Donovan Ross(5)                                         3,137          82,500        85,637           --
William G. Roth                                           48,000         420,000       468,000         3.16%
Carl A. Torbert, Jr.(6)                                    6,177         232,300       238,477         1.60%
Konrad M. Weis                                             1,705(7)           --         1,705           --
All Directors, nominees for Director
  and executive officers as a group
  (16 persons)                                           103,258       1,079,150     1,182,408         7.95%

---------
1. Includes stock options of the persons and group named above which are currently exercisable. No separately granted SARs are presently outstanding. See page 7 for further information under the heading "OPTION/SAR EXERCISES AND HOLDINGS."

2.   Percentages of less than 1 percent are omitted.

3. During 1994, Mr. Gilbert made a late filing of a report required by Section 16(a) of the Securities Exchange Act of 1934 covering one transaction in the Company's Common Stock.

4. Includes 3,439 shares owned by Mr. Ladd's wife, as to which beneficial ownership is disclaimed.

5.   Mr. Ross resigned from the Corporation effective January 3, 1995.

6. Effective January 1, 1995, Mr. Torbert resigned as Chairman and Chief Executive Officer and Director of the Corporation.

7.   Owned jointly with his wife.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following summary compensation table sets forth the compensation awarded, accrued or paid for each of the Named Executives as of December 31, 1994, for services rendered in all capacities during the fiscal year ended December 31, 1994 and for the previous two years.

                           SUMMARY COMPENSATION TABLE

                                             ANNUAL COMPENSATION                 LONG-TERM COMPENSATION
                                                                                   AWARDS            PAYOUTS
          (A)                (B)        (C)         (D)          (E)          (F)          (G)         (H)          (I)
                                                                                       SECURITIES
                                                                OTHER      RESTRICTED  UNDERLYING                   ALL
                                                               ANNUAL        STOCK      OPTIONS/      LTIP         OTHER
        NAME AND                       SALARY      BONUS    COMPENSATION    AWARD(S)      SARS       PAYOUTS   COMPENSATION
   PRINCIPAL POSITION       YEAR        ($)         ($)          ($)          ($)        (POUND)       ($)          ($)
----------------------------------------------------------------------------------------------------------------------------
Carl A. Torbert, Jr.(1)     1994       300,000           0        0            0               --       0            0
Chairman and CEO            1993       300,000           0        0            0           40,000       0            0
                            1992       300,000           0        0            0           35,000       0            0

Ernest F. Ladd, III         1994       190,000           0        0            0               --       0            0
Exec. VP,                   1993       188,700           0        0            0           10,000       0            0
Fin/Adm                     1992       185,000           0        0            0           10,000       0            0

Carl A. Gilbert(2)          1994       180,000           0        0            0               --       0            0
President and COO           1993       178,750      41,500        0            0           10,000       0            0
President, Dravo            1992       175,000      66,500        0            0           10,000       0            0
Lime Company

H. Donovan Ross(3)          1994       180,000           0        0            0               --       0            0
Sr. Vice President          1993       178,750           0        0            0           10,000       0            0
President, Dravo            1992       175,000           0        0            0           10,000       0            0
Basic Materials Company

John R. Major               1994       134,000           0        0            0               --       0            0
Vice President,             1993       130,000           0        0            0            5,000       0            0
Admin.                      1992       130,000           0        0            0            5,000       0            0

---------
(1) Mr. Torbert served as Chairman and Chief Executive Officer from April, 1994 to December 31, 1994. Previously, he had served as President and Chief Executive Officer. Effective January 1, 1995 Mr. Torbert resigned as Chairman and Chief Executive Officer. See SEVERANCE ARRANGEMENTS at pg. 8.

(2) Mr. Gilbert has served as President and Chief Operating Officer of the Corporation since April, 1994. Previously, he had served as Senior Vice President of the Corporation and President of Dravo Lime Company. Effective January 1, 1995 Mr. Gilbert was elected as Chief Executive Officer of the Corporation.

(3) Mr. Ross resigned from the Corporation effective January 3, 1995, concurrent with the closing on the sale of the Corporation's basic materials business.

GRANTS OF STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

     No stock options or stock appreciation rights (SARs) were granted in the fiscal year ended December 31, 1994 to any of the Named Executives.

OPTION/SAR EXERCISES AND HOLDINGS

     The following table presents information with respect to the Named Executives concerning the exercise of options and/or SARs during the fiscal year ended December 31, 1994, and unexercised options and SARs held by such individuals as of December 31, 1994.

AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR, AND FY-END OPTION/SAR VALUE

       (A)              (B)           (C)             (D)            (E)
                                                   NUMBER OF
                                                  SECURITIES      VALUE OF
                                                  UNDERLYING     UNEXERCISED
                                 VALUE REALIZED   UNEXERCISED   IN-THE-MONEY
                                 (MARKET PRICE   OPTIONS/SARS   OPTIONS/SARS
                      SHARES      AT EXERCISE      AT FY-END      AT FY-END
                    ACQUIRED ON    DATE LESS        (POUND)          ($)
                     EXERCISE    OPTION PRICE)   EXERCISABLE/   EXERCISABLE/
       NAME           (POUND)         ($)        UNEXERCISABLE  UNEXERCISABLE
-----------------------------------------------------------------------------
C.A. Torbert, Jr.        0          $    0          272,300/       165,125/
                                                          0              0

E.F. Ladd, III           0          $    0          117,000/        50,781/
                                                          0              0

C.A. Gilbert             0          $    0           84,300/        50,781/
                                                          0              0

H.D. Ross              6,000        $3,375           92,500/        50,781/
                                                          0              0

J.R. Major               0          $    0           43,400/        29,188/
                                                          0              0

EXECUTIVE BENEFIT PLAN

     The Corporation's Executive Death and Disability Income Plan, as adopted in October 1980, was amended and restated by the Board effective July 1, 1984, and redesignated the Executive Benefit Plan. The Plan was further amended in 1994 to reflect changes in IRS limitations.

     Participation in the Plan is limited to high-ranking officers of the Corporation and its subsidiaries as selected by the Compensation Committee of the Board. The Plan, which is noncontributory, affords retirement, pre-retirement death, and disability benefits. The benefits under the Executive Benefit Plan supplement and are offset by benefits payable from the Corporation's broad-based benefit programs.

     Retirement benefits are calculated pursuant to a final average earnings formula reduced by benefits payable under the Corporation's pension plan at normal retirement (age 65). The Compensation Committee of the Board may approve early retirement benefits after age 55. The following chart shows the estimated straight-life annual benefits payable at normal retirement age to eligible participants in specified earnings and years of service classifications. These estimates are before reduction for benefits payable under the Corporation's pension plan and are not subject to any deduction for Social Security benefits or other offset amounts. Messrs. Gilbert, Ladd, Major and Torbert are participants in the Plan, having 21, 33, 9 and 36 years of credited service, respectively. Mr. Ross was also a participant in the Plan until the time of his resignation, having 31 years of credited service.

                                   ESTIMATED ANNUAL RETIREMENT BENEFIT
  YEARS OF                              ANNUAL AVERAGE EARNINGS*
   SERVICE      $100,000    $200,000     $300,000     $400,000     $500,000     $600,000
      5         $ 15,000    $ 30,000     $ 45,000     $ 60,000     $ 75,000     $ 90,000
     10           30,000      60,000       90,000      120,000      150,000      180,000
     15           45,000      90,000      135,000      180,000      225,000      270,000
     20           47,500      95,000      142,500      190,000      237,500      285,000
     25           50,000     100,000      150,000      200,000      250,000      300,000
     30           52,500     105,000      157,500      210,000      262,500      315,000
     35           55,000     110,000      165,000      220,000      275,000      330,000
     40           57,500     115,000      172,500      230,000      287,500      345,000

---------
* Earnings for this purpose are amounts reported as Annual Compensation in the Summary Compensation Table, averaged over the five years preceding retirement.

     In the event of the participant's death, the Plan provides a surviving spouse an annual benefit equal to 45% of the participant's compensation (basic annual salary at death plus any incentive compensation paid in the 12-month period preceding death), reduced by the periodic surviving spouse benefit payable under the Corporation's pension plan, if applicable.

     The disability benefit provided under the Plan is an annual amount equal to 60% of the participant's compensation (basic annual salary at the onset of disability plus any incentive compensation paid in the 12-month period preceding the onset of disability), reduced by benefits payable under, and by amounts used as an offset in, the Corporation's long-term disability plan.

DIRECTORS' COMPENSATION

     Directors who are not officers or employees of the Corporation receive, for all services as Directors, remuneration of $14,400 per year plus $1,000 per meeting for attendance at Committee meetings, and regular and special meetings of the Board. The Chairmen of the Committees of the Board are compensated an additional $1,000 per year for serving as Chairmen. Directors who are also officers or employees of the Corporation do not receive any additional remuneration for so serving. Directors who are not officers or employees of the Corporation are granted options to purchase 1,500 shares of Common Stock on the day following each annual shareholders' meeting.

SEVERANCE ARRANGEMENTS

     The Corporation has entered into severance arrangements with Messrs. Gilbert, Ladd, Major, Torbert and two other executive officers. Mr. Ross had a similar arrangement until he resigned. An executive receives benefits under these agreements only in the event of a change in control (as defined in the agreements) of the Corporation followed by either a termination of such officer's employment by the Corporation other than termination due to death, disability, retirement at normal retirement age (usually 65), or for cause (all as defined in the agreements), or by a termination of employment at the option of the executive for good reason (as defined in the agreements). In such event, the executive is entitled to receive in addition to any amounts otherwise payable to him (i) three (or a proportionately smaller multiple if the executive's age is within three years of his normal retirement age) times the sum of his base salary (as defined) plus the average cash award received by him under the Corporation's Incentive Compensation Plan for the prior two years;
(ii) payments with respect to stock options which were outstanding for at least six months prior to the date of termination measured by the difference between the higher of the then market price or the highest price paid per share in the transaction resulting in the change in control and the exercise price of the options, and acceleration of certain unmatured options; (iii) credit for purposes of the Corporation's pension plan as though he had remained in the employ of the Corporation for three years after the date of termination, at his then covered remuneration plus certain annual increases; (iv) continued participation in the Corporation's Executive Benefit Plan as though the executive were continuously an employee of the Corporation at his then compensation for a period of three years after the date of termination; and (v) continued participation in all other benefit plans for three years after the date of termination. The agreements are for a five-year term, and all of the agreements provide for an automatic renewal for an additional five-year term unless notice of termination is provided to the executive prior thereto.

     The Corporation has entered into a separation agreement with Mr. Torbert, who resigned from his position as Chairman and Chief Executive Officer effective December 31, 1994. Under this executive consulting agreement, Mr. Torbert will continue to receive his full salary and will continue to be covered under all benefit plans for January 1, 1995 through December 31, 1996. Upon his retirement from the Company, effective January 31, 1997 (at which time Mr. Torbert will be 61 years of age), the Corporation has agreed that Mr. Torbert's retirement benefits will be calculated as if he had reached age 62.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors has furnished the following report on executive compensation:

Objectives of the Executive Compensation Program

     In order to attain its short and long-term performance objectives, the Corporation must attract, motivate and retain outstanding individuals. Accordingly, the Corporation will provide a total executive compensation package that will enable it to attract, motivate and retain such individuals and align their success with that of shareholders.

     The following general principles guide all of the Corporation's executive officer compensation programs. The programs are designed in the aggregate to support a consistent, organization-wide philosophy which is internally equitable and externally competitive. The programs are directed toward securing and retaining the services of outstanding individuals who exhibit a high degree of business responsibility, personal integrity and professionalism. The programs provide key executives with a mix of total cash compensation, including base salaries targeted at the middle of the competitive salary market and a formula determined Incentive Compensation Program (ICP) opportunity supportive of the business planning process and targeted to produce awards at the 50th percentile of competitor organizations based on appropriate Corporate results. The base salaries are based upon general industry data for employees of companies with comparable revenues holding positions with comparable responsibilities. The award targets under the Incentive Compensation Plan are similarly established. The Company annually reviews published surveys in the competitive market (e.g., Wyatt ECS, Towers Perrin Compensation Data Bank). Competitor organizations are defined annually as part of the planning process and include selected natural resource companies engaged in the production and sale of selected construction materials, as well as companies selected on the basis of broader industry comparison (e.g., comparable sized general industry companies). Variability of actual payments in the ICP, both up and down, is a function of business objectives approved each year by the Compensation Committee of the Board. The long-term incentive component of the program is provided by the Dravo Corporation Employee Stock Option Plan of 1988 and Dravo Corporation Stock Option Plan of 1994 ("Long-Term Incentives") and emphasizes long-term incentive opportunity for the key individuals at the 50th percentile of competitor organizations. The Long-Term Incentives are designed to encourage stock ownership and executive retention. Executive benefits are provided on a competitive basis but are not emphasized.

     All programs are developed and administered in such a fashion as to fulfill the commitment of the Corporation to nondiscrimination as to race, age, sex, or other factors unrelated to an individual's performance, and to comply with all applicable federal, state and local laws and regulations.

Base Salary Program

     The level of base salary paid to executive officers in general and to the Chief Executive Officer in particular is determined on the basis of performance, experience and such other factors that may, from time to time, be appropriately considered by the Compensation Committee of the Board. Specific marketplaces which the Corporation uses in the analysis of base salary competitiveness are determined on the basis of the nature and level of the position(s) in question and the labor market(s) from which the qualified individuals would be recruited. The primary marketplace in which the Corporation desires to be competitive for key executives is the construction-related, natural resource industry. For positions which are not specific to the construction-related, natural resource industry (e.g., human resources, finance, etc.), the relevant marketplace(s) is expanded to include general industry companies of comparable size. Annual salary increase budgets are based on such factors as Corporate performance, general economic conditions, marketplace compensation trends, and the appropriateness of aggregate individual pay levels. As indicated in the Summary Compensation Table, there was no salary increase for the Chief Executive Officer in 1994.

Incentive Compensation Program (ICP)

     The purposes of the ICP are to encourage and reward management achievements that contribute to the value of the Corporation; focus participants' efforts on specific performance areas and objectives established by the organization recognizing individual and team performance which support overall Corporate success; communicate key Corporate and subsidiary company priorities through the compensation program; provide an element of compensation which varies directly with performance on both the upside and the downside; provide managers and other key employees a competitive 50th percentile of competitor organizations annual incentive compensation opportunity; utilize programs and approaches which are consistent with industry and other competitors' practices; and provide additional motivation toward achievement of predetermined levels of excellence.

     The ICP was adopted by the Board in January, 1989, to replace the Executive Incentive Compensation Plan which had been adopted in 1983.

     The ICP is a target incentive plan which provides for the establishment of threshold, target and maximum levels of awards based on performance against specific predetermined performance objectives. The business objectives include Earnings per Share from continuing operations, pre-allocation earnings and gross profit for Corporate, Divisional and Sub-unit objectives, respectively. For the Chief Executive Officer, the performance objective is based upon earnings per share from continuing operations. For the other Named Executives, there are three performance components: earnings per share from continuing operations; individual performance; and, as appropriate, division operating performance. The Plan is administered by the Compensation Committee of the Board, which is comprised exclusively of Directors who are not past or current employees. Awards may be made under the Plan to officers and key employees of the Corporation and its subsidiaries who are in a position to make significant contributions to the financial success of the Corporation.

     Prior to the beginning of the 1994 Plan year, financial measures were established for corporate, divisional and profit center performance for the year, and certain personal objectives were established for each participant except the Chief Executive Officer. Recommendations for 1994 as to proposed participants, threshold, target and maximum award levels and allocation of awards among the performance components for each individual were made by the Chief Executive Officer to the Compensation Committee. The final determination as to participants and awards was made solely by the Committee.

     In January of 1995, each participant's performance was reviewed against the pre-established performance objectives. Because neither Dravo Corporation, Dravo Basic Materials Company, nor Dravo Lime Company achieved threshold performance, no awards were made for 1994 for any group.

     In the event of extraordinary circumstances the Committee may make adjustments to incentive award amounts as appropriate to maintain the fairness of the Plan. Awards are paid in cash. The amount available for incentive awards in any Plan year is the aggregate of individual awards for the year.

Long-Term Incentives

     The purposes of long-term incentive compensation are to focus key executives' efforts on performance which will increase the value of the Corporation for its shareholders; align the interests of key executives with those of the shareholders by encouraging share ownership; provide a 50th percentile of competitor organizations long-term incentive and capital accumulation opportunity; and provide a significant retention incentive for key individuals.

     The Corporation's Stock Option Plan of 1978 (the "1978 Plan"), which terminated in January, 1988, the Long-Term Incentive Award Plan of 1983 (the "1983 Plan"), which terminated in July, 1993, the Employee Stock Option Plan of 1988 (the "1988 Plan") and the Stock Option Plan of 1994 (the "1994 Plan") authorize the granting of options and stock appreciation rights ("SARs"), whether separately or in tandem with each other. The 1978 Plan, the 1983 Plan, the 1988 Plan and the 1994 Plan are hereinafter collectively referred to as the "Plans." The Compensation Committee administers the Plans.

     Officers and other key employees of the Corporation and its subsidiaries were eligible for awards under the 1978 Plan and the 1983 Plan, and are eligible for awards under the 1988 Plan and the 1994 Plan. The Committee selects the participants under each Plan and the amount and form of each award. The Committee also determines the terms of options and SARs. Options and SARs may be granted for terms up to ten years.

     During 1994, Mr. Ross exercised options for 6,000 shares. No other Named Executive exercised any stock options in 1994. During 1994, no stock options or SARs were granted to the Chief Executive Officer or to any other Named Executive.

Other

     The Compensation Committee of the Board of Directors, in exercising its responsibility to review and establish the compensation levels of the Corporation's executive officers, to administer the Corporation's various incentive plans and to authorize bonuses, grants of stock options and other forms of remuneration, has solicited the advice and counsel of KPMG Peat Marwick; Towers Perrin; and Buchanan Ingersoll Professional Corporation to assist with issues related to accounting, design and legal considerations, respectively.

     Respectfully submitted by the Compensation Committee of the Board of Directors of Dravo Corporation.

                                  James C. Huntington, Jr., Chairman
                                  E. Eugene Bishop
                                  Willard L. Hurley
                                  Robert C. Wilburn

COMPANY PERFORMANCE

     In accordance with requirements of the Securities and Exchange Commission, the following line-graph presents a comparison of the cumulative, five-year shareholder returns (including reinvestment of dividends) with the S&P 500 Stock Index and a market capitalization weighted index of peer companies. The peer company group is based on the Value Line Investment Survey Cement and Aggregates Industry Grouping, which is the same group as used last year.

                               DRAVO CORPORATION
                  COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
         VS S&P 500 AND VALUE LINE CEMENT AND AGGREGATES INDUSTRY GROUP

[GRAPH APPEARS HERE]

                             1989      1990      1991      1992      1993      1994
                            ------    ------    ------    ------    -----     ------
Dravo Corporation            100        64         47        55        68         72
S&P 500                      100        97        126       136       150        152
Peer Group                   100        69         76        91       118        106

Assumes $100 invested on 12/31/89 in the Corporation's common stock, S&P 500 index and peer group index assuming dividend reinvestment.
---------
(1) The Value Line Investment Survey's Cement and Aggregates Industry Group includes the following companies: CalMat, Florida Rock, Lafarge, Lone Star, Medusa, Southdown, Texas Industries and Vulcan Materials.

               ACTIVITIES AND FUNCTIONS OF THE BOARD OF DIRECTORS

     During 1994 the Board of the Corporation held 7 regularly scheduled and special meetings. All of the Directors attended at least 75% of the aggregate of the total number of meetings of the Board and of Committees of the Board on which they served (during the periods that each of them served) except Mr. Weis.

     The By-Laws of the Corporation provide that there shall be, as Standing Committees of the Board, an Audit Committee, a Compensation Committee, a Finance Committee and a Nominating Committee, each comprised exclusively of Directors who are not current officers or employees of the Corporation.

     The Audit Committee is comprised of Messrs. Edwards, Chairman, Byrnes, Kassling, Roth and Weis. The Audit Committee's duties include recommending, for nomination by the Board and election at the annual shareholders' meeting, the firm of independent accountants to audit the Corporation's financial records, and reviewing the overall approach followed by the independent accountants and the Corporation's internal auditors to insure the integrity with which the Corporation's published financial statements are prepared. In discharging these duties the Committee reviews the audit plans for the fiscal year and reviews reports from the independent auditors to determine, among other things, whether there have been any material changes in accounting principles and, if so, the effect of such changes on the valuation of the Corporation's assets or the determination of its earnings. After the end of each fiscal year, the Committee meets separately with the independent auditors and with the Chief Financial Officer of the Corporation to review the audit report and their comments with respect thereto. During 1994 the Audit Committee held 2 meetings.

     The Compensation Committee of the Board is empowered to fix the compensation of the top officers of the Corporation. This Committee also selects the participants in the Corporation's Executive Benefit Plan and discharges the functions of the Committee under the Corporation's Incentive Compensation Plan and of the Committee which determines awards under the Corporation's Employee Stock Option Plan of 1988 and Stock Option Plan of 1994. The Compensation Committee held 3 meetings in 1994. Otherwise, its work was performed informally, through conferences, correspondence and telephone conversations among Committee members. The Committee members are Messrs. Huntington, Chairman, Bishop, Hurley and Wilburn.

     The Finance Committee is comprised of Messrs. Edwards, Chairman, Byrnes, Kassling, Roth and Weis. The function of the Finance Committee is to assist and counsel the Chief Executive Officer and Chief Financial Officer of the Corporation in the formulation and development of financial policies and plans. The Finance Committee held 3 meetings in 1994.

     The Nominating Committee is comprised of Messrs. Huntington, Chairman, Bishop, Hurley and Wilburn. The Nominating Committee recommends, for nomination by the Board and election by the shareholders, individuals to serve as members of the Board. The Nominating Committee held 2 meetings in 1994. The Committee would consider shareholder recommendations for positions on the Board. Any shareholder wishing to recommend a nominee for consideration by the Nominating Committee may do so by letter addressed to the Secretary of the Corporation, 3600 One Oliver Plaza, Pittsburgh, Pennsylvania 15222-2682.

     During 1994 a special ad hoc committee was created to advise management in connection with activities which resulted in the sale of the Corporation's basic materials business effective January 3, 1995. This committee was comprised of Messrs. Huntington, Chairman, Byrnes, Edwards and Roth. The committee met twice during 1994.

                              ELECTION OF AUDITORS

     The Board of Directors of the Corporation proposes that KPMG Peat Marwick be elected as independent certified public accountants to examine the financial statements of the Corporation and its subsidiaries as of December 31, 1995 and to report upon the financial statements to the shareholders as of December 31, 1995. The election of KPMG Peat Marwick was recommended by the Audit Committee of the Board, which is composed of Directors who are not officers or employees of the Corporation. One or more representatives of KPMG Peat Marwick will be present at the 1995 Annual Meeting with the opportunity to make a statement if they desire to do so. It is expected that such representatives will be available to respond to appropriate questions.

     KPMG Peat Marwick is a member of the SEC Practice Section of the American Institute of Certified Public Accountants.

     Although election of independent certified public accountants by the shareholders is not required by Pennsylvania law or the Articles of Incorporation or By-Laws of the Corporation, the Board believes that the shareholders should have an opportunity to express themselves on this subject. In the event that the vote on this matter is negative, the Board, acting upon advice from its Audit Committee, will select other independent certified public accountants.

                              SHAREHOLDER PROPOSAL

     Angela F. Levis has notified the Corporation that she will present the following resolution (the "Proposal") for consideration at the 1995 Annual Meeting of Shareholders. In submitting the Proposal, the proponent disclosed holdings of 7,000 shares of Common Stock of the Corporation. To be adopted, this resolution, which is opposed by the Board of Directors, would require the affirmative vote of a majority of the votes present in person or by proxy at the Annual Meeting.

     In accordance with the applicable proxy regulations, the Proposal is set forth below.

     "RESOLVED, that the shareholders of the Corporation hereby request and recommend the Board of Directors amend the Corporation's bylaws to require in all future elections of individuals to the Board of Directors all candidates who have successfully met the requirements, under the current bylaws, to be a candidate, be presented equally to the shareholders in the Proxy Material and all other methods of communication for due consideration and voting."

SHAREHOLDER SUPPORTING STATEMENT

     "The purpose of this proposal is to advise the Board of Directors of shareholders concerns regarding an opportunity not only to nominate a qualified candidate for a seat on Dravo's board, but to give that candidate the equal visibility to all shareholders, principally in the proxy statement, as those candidates sponsored by the Board of Directors and/or management. It is the view of the proponent of this proposal that management and/or the Board of Directors has acted to deny shareholders their right to consider the qualifications and merits of all candidates, who have met all the basic requirements for such candidacy as prescribed in the Corporate Bylaws, for a seat on the Board of Directors. It is the opinion of the proponent that confining inclusion in the Proxy Statement only to the candidacy of those individuals sponsored by members of management and/or the board denies shareholders the opportunity to weigh the relative merits of all the candidates and their to wisdom select those which they believe are likely to do the most effective job of managing Dravo in the best interests of the shareholders.

     This proponent is also of the view that if most members of the board hold their position by virtue of sponsorship only from other board or management members, there is a possibility of inbreeding, which may be inimicable to true independence and challenge.

     For the corporate elections held on April 28, 1994, the proponent submitted the candidacy of Mr. Jack W. Forrest. Mr. Forrest fulfilled all the requirements for candidacy as prescribed under Dravo's corporate bylaws. However, management and the directors refused to allow shareholders the right of choice by prohibiting Mr. Forrest's candidacy and qualifications to appear in the Proxy Statement and his name to appear on the ballot.

     The proponent believes that all shareholders should be afforded a fair opportunity to evaluate the credentials of qualified candidates and to vote accordingly, and that the range of candidates should be wider and in greater depth than those acquainted with members of management and the Board. The proponent believes that shareholders have confidence in their ability to select the best persons to direct the affairs of Dravo Corporation and respectfully request that the shareholders vote in favor of this proposal."

BOARD OF DIRECTORS STATEMENT IN OPPOSITION

     The proponent requests that the Corporation's By-laws be amended to require that shareholder nominees be presented equally to the shareholders as the management's nominees. The By-laws establish only minimum standards for shareholder nominees for directors. It is the Nominating Committee of the Board of Directors who evaluates the qualifications of individual candidates and the needs of the Corporation. The proxy statement issued by the Corporation each year is management's proxy statement and is used to solicit proxies on behalf of candidates nominated by the Board of Directors. Nothing in the proxy rules promulgated by the Securities and Exchange Commission requires that management present candidates equally when shareholders have nominated a candidate for director and that candidate has not been screened by the Nominating Committee nor nominated by the Board. Rather, the proxy rules permit shareholders to send their own proxy solicitations. The proposal seeks to upset this balance by making the Corporation's proxy statement the vehicle by which a shareholder may conduct an election contest. Management firmly believes this proposal is not in the best interests of shareholders nor a reflection of current shareholder concerns.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE AGAINST THIS PROPOSAL.

                PROPOSALS OF SECURITY HOLDERS FOR CONSIDERATION
                   AT THE 1996 ANNUAL MEETING OF SHAREHOLDERS

     Shareholder proposals for the 1996 Annual Meeting of the shareholders of the Corporation must be submitted to the Corporation, in care of the Secretary, 3600 One Oliver Plaza, Pittsburgh, Pennsylvania 15222-2682 on or before November 28, 1995 in order to be considered for inclusion in the 1996 proxy statement.

                               PROXY SOLICITATION

     The expenses of soliciting proxies will be paid by the Corporation which will also reimburse banks, brokerage houses and other persons holding stock in their names, or in the names of nominees, for their expenses in sending proxy material to principals and obtaining their proxies. The Corporation has retained Morrow & Co., Inc. to assist in the solicitation of proxies for shares in broker, bank and other nominee names for a fee of approximately $15,000 plus expenses. Some of the officers and other regular employees of the Corporation may solicit proxies personally, by telephone and by mail if deemed appropriate.

                   EFFECT OF ABSTENTIONS AND BROKER NON-VOTES

     Abstentions and broker non-votes on any matter submitted to the shareholders for approval have no effect on the vote on such matter since, under Pennsylvania law, the affirmative vote of at least a majority of the votes cast by shareholders at the meeting, in person or by proxy, is necessary for approval of the matter. Broker non-votes as to any matter are shares held by brokers and other nominees which are voted at the meeting on matters as to which the nominee has discretionary authority, but which are not voted on the matter in question because the nominee does not have discretionary voting authority as to such matter.

                                 OTHER BUSINESS

     As far as is known, no matters other than the matters hereinabove mentioned will come before the 1995 Annual Meeting. However, if any other matters should properly come before the 1995 Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote in accordance with their judgment for the best interests of the Corporation.

                                              By Order of the Board of Directors

                                                                JAMES J. PUHALA,
                                                                       Secretary

3600 One Oliver Plaza
Pittsburgh, Pennsylvania 15222-2682
March 27, 1995

--------------------------------------------------

NOTICE OF THE
1995 ANNUAL MEETING AND
PROXY STATEMENT
--------------------------------------------------

[Logo of Dravo]      PROXY FOR ANNUAL MEETING OF SHAREHOLDERS, APRIL 27, 1995
                           SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby appoints Carl A. Gilbert and Ernest F. Ladd, III, and each of them, with full power of substitution, as proxies (the "Proxies") to vote all shares of Common Stock which the undersigned is entitled to vote at the above stated Annual Meeting of shareholders, and any adjournments thereof, upon the matters set forth in the Notice and Proxy Statement, as follows:

1. ELECTION OF DIRECTORS to the class of the Board of Directors whose term expires at the 1998 Annual Meeting of shareholders (check one box only).

[ ] FOR all nominees listed below: [ ] WITHHOLD AUTHORITY to vote for all nominees listed below:

                     Carl A. Gilbert and William G. Roth

(to withhold authority for any individual nominee, check the "FOR all nominees" box above and write that nominee's name in the space provided below)

------------------------------------------------------------------------------

2. APPROVAL OF THE APPOINTMENT OF KPMG PEAT MARWICK AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE YEAR 1995.

                    [ ] FOR    [ ] AGAINST    [ ] ABSTAIN

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 and 2

3. SHAREHOLDER PROPOSAL RELATING TO NOMINATION OF DIRECTORS.

                     [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSAL 3

   In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting of shareholders, and any adjournments thereof.

                 (Continued and to be signed on reverse side)

   THIS PROXY WILL BE VOTED AS SPECIFIED HEREIN. IF NO DIRECTION IS GIVEN
THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 AND AGAINST PROPOSAL 3. IN THEIR DISCRETION THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF, INCLUDING WITHOUT LIMITATION, THE ELECTION OF ANY PERSON TO THE BOARD OF DIRECTORS FOR WHICH A BONA FIDE NOMINEE IS NAMED IN THE PROXY STATEMENT AND IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE. A VOTE FOR THE NOMINEES LISTED WILL GIVE THE PROXIES DISCRETIONARY AUTHRORITY TO CUMULATE ALL VOTES TO WHICH THE UNDERSIGNED IS ENTITLED AND ALLOCATE THEM IN FAVOR OF ANY ONE OF THE NOMINEES, AS THE PROXIES DETERMINE. Any proxy heretofore given by the undersigned with respect to such stock is hereby revoked.

Receipt of Notice of the Annual Meeting and Proxy Statement is hereby acknowledged.

PLEASE SIGN, DATE, AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

                                Dated,.................................1995

                                PLEASE SIGN EXACTLY AS NAME APPEARS AT LEFT.

                                ............................................
                                                                 (Signature)

                                ............................................
                                                 (Signature if held jointly)

                                ............................................

[Logo of Dravo]

            VOTER DIRECTION CARD      DRAVO CORPORATION SAVINGS PLAN

                            FOR ANNUAL MEETING OF SHAREHOLDERS, APRIL 27, 1995
                                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

TO: THE VANGUARD GROUP, TRUSTEE

   The undersigned, a participant having Common Stock of Dravo Corporation credited to my account, does hereby instruct the Trustee that in voting all shares of Common Stock held in the Dravo Corporation Stock Fund at the above stated Annual Meeting of shareholders, and any adjournments thereof, upon the matters set forth in the Notice and Proxy Statement, the shares of Common Stock indicated on the reverse side hereof shall be counted as follows:

1. ELECTION OF DIRECTORS to the class of the Board of Directors whose term expires at the 1998 Annual Meeting of shareholders (check one box only).

[ ] FOR all nominees listed below:   [ ] WITHHOLD AUTHORITY to vote for all
                                         nominees listed below:

                     Carl A. Gilbert and William G. Roth

(to withhold authority for any individual nominee, check the "FOR all nominees" box and write that nominee's name in the space provided below)

----------------------------------------------------------------------------

2. APPROVAL OF THE APPOINTMENT OF KPMG PEAT MARWICK AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE YEAR 1995.

                   [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

3. SHAREHOLDER PROPOSAL RELATING TO NOMINATION OF DIRECTORS.

                     [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

        THE BOARD OF DIRECTORS RECOMMENDS A  VOTE AGAINST PROPOSAL 3.

                 (Continued and to be signed on reverse side)

   The Trustee shall vote upon such other matters as may properly come before the Annual Meeting of shareholders, and any adjournments thereof, as the proxies named in the solicitation of the Board of Directors (the "Board Named Proxies") determine, including without limitation the election of any person to the Board of Directors for which a bona fide nominee is named in Proxy Statement and is unable to serve or for good cause will not serve.

   THE TRUSTEE WILL VOTE THE SHARES IN THE DRAVO CORPORATION STOCK FUND IN ACCORDANCE WITH THE PLAN. IN DETERMINING HOW TO VOTE THE FUND'S SHARES, THE SHARES INDICATED BELOW WILL BE COUNTED AS DIRECTED ON THE REVERSE SIDE HEREOF. IF NO DIRECTION IS GIVEN, THE SHARES INDICATED BELOW WILL BE COUNTED AS BEING FOR PROPOSALS 1, AND 2 AND AGAINST PROPOSAL 3. IF THE UNDERSIGNED VOTES FOR THE NOMINEES LISTED, THE TRUSTEE WILL CUMULATE ALL VOTES WHICH THE UNDERSIGNED IS ENTITLED TO DIRECT AND ALLOCATE THEM IN FAVOR OF ANY ONE OF THE NOMINEES, AS THE BOARD NAMED PROXIES DETERMINE. THE TRUSTEE MAY APPOINT THE BOARD NAMED PROXIES TO VOTE THE SHARES IN THE DRAVO CORPORATION STOCK FUND IN THE MANNER DIRECTED BY THE TRUSTEE. Any voter direction card heretofore given by the undersigned with respect to such stock is hereby revoked.

Receipt of Notice of the Annual Meeting and Proxy Statement is hereby acknowledged.

PLEASE SIGN, DATE, AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

                                Dated,.................................1995

                                PLEASE SIGN EXACTLY AS NAME APPEARS AT LEFT.

                                ............................................
                                                                 (Signature)

                                ............................................